Exhibit 23.1
CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 3, 2009, except for note 16 for which the date is February 5, 2010 relating to the financial statements and financial statement schedule of American Tire Distributors Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 5, 2010